Exhibit 10.4

BIO-KEY INTERNATIONAL, INC.

3349 HIGHWAY 138, BUILDING A, SUITE E

WALL, NJ 07719

April ___, 2020

VIA ELECTRONIC MAIL

Re: Amendment to Amended and Restated Note and Limited Consent

Reference is hereby made to (a) that certain Amended and Restated Senior Secured Convertible Promissory Note (the “A&R Note”) of BIO-key International, Inc. (the “Company”) dated March 12, 2020 payable to Lind Global Macro Fund, LP (the “Investor”) and (b) the Purchase Agreement (as such term is defined in the A&R Note). The A&R Note superseded and replaced the Senior Secured Convertible Promissory Note of the Company dated July 10, 2019 payable to Investor. Capitalized terms used and not defined herein shall have meanings given to such terms in the A&R Note.

This letter (the "Letter Agreement") shall serve as amendment to the A&R Note to: (i) amend and restate the definition of “Maturity Date” to be May 13, 2020; and (ii) amend and restate the definition of “Conversion Price” under the A&R Note by deleting Section 3.1(b) of the A&R Note and amending to provide in its entirety as follows:

“The Conversion Price” means (a) at any time up to and including May 13, 2020, $0.65 and (b) from and after May 14, 2020, $1.50, and, in each case, shall be subject to adjustment as provided herein (provided, that any reference to a Conversion Price existing after May 13, 2020 shall not in any manner be considered any waiver by the Holder of any term or condition contained herein, including any obligation on the part of the Maker to repay all amounts outstanding hereunder on the applicable Payment Date in accordance with the provisions hereof).”

This Letter Agreement shall also serve as Investor’s consent under both the A&R Note and the Purchase Agreement to permit the Company to incur Indebtedness under the Paycheck Protection Program (“PPP”) and/or Economic Disaster Injury Loan program (“EIDL”, and together with the PPP, the “Programs”) so long as the Company uses the proceeds of such Indebtedness in accordance with such Programs. The consent granted herein is limited strictly to its terms, shall apply only to the specific transactions described herein, and shall not extend to or affect any of the Company's other obligations contained in the Purchase Agreement, the A&R Note or any other Transaction Document (as such term is defined in the Purchase Agreement). The consent contained herein shall not be construed as a waiver of any other provisions of the A&R Note, the Purchase Agreement or any other Transaction Document or to permit the Company to take any other action which is prohibited by the terms of the A&R Note, the Purchase Agreement or any other Transaction Document. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Company or any rights of the Investor consequent thereon.

Except as expressly stated herein, neither the execution of this Letter Agreement nor the failure of the Investor to exercise any right or remedy constitutes a waiver of any Event of Default (as such term is defined in each of the A&R Note and the Purchase Agreement) or of such right or remedy or any other right or remedy under the A&R Note, the Purchase Agreement or any other Transaction Document.

Except as expressly amended hereby, the A&R Note, the Purchase Agreement and the other Transaction Documents, and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The A&R Note and this Letter Agreement shall be read and construed as a single agreement. All references in the A&R Note or any related agreement or instrument to the A&R Note shall hereafter refer to the A&R Note, as amended hereby. The parties hereto hereby acknowledge, agree and confirm that as of the date hereof, the A&R Note remains in full force and effect, as amended hereby on the effective date of this Letter Agreement.

The Company hereby agrees that a copy of this Letter Agreement may be attached to the A&R Note and as so attached shall constitute an allonge to the A&R Note. This Letter Agreement shall be a Transaction Document for all purposes under the Purchase Agreement and shall be governed by the laws and subject to the exclusive jurisdiction as provided under Section 5.2 and 5.9, respectively, of the A&R Note.

Each party hereto represents that this letter has been duly and validly authorized and approved and that the undersigned signatory is duly and validly authorized to execute and deliver this letter in the name of and on behalf of such party. This letter may be executed in counterpart and delivered electronically, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below. This Letter Agreement shall be effective as of the date first written above upon execution and delivery of this Letter Agreement by the Company and the Investor and the Investor having received a fully executed copy of this Letter Agreement.

Very truly yours,

BIO-key International, Inc.

By:
Name:	Michael DePasquale
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Lind Global Macro Fund, LP

By:
Name:
Title: